                                 EXHIBIT 11.1

      STATEMENT RE:  COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                              EXHIBIT 11.1
                                                              PAGE 1 OF 3

                                     EATERIES, INC.
                          COMPUTATION OF NET INCOME PER SHARE


                                                           1993 QUARTER ENDED
                                       -----------------------------------------------------
                                       MARCH 31       JUNE 30    SEPTEMBER 30   DECEMBER 31
                                       --------      ---------   ------------   ------------
Shares for net income per
  share computation:
    Weighted average shares:
      Common shares outstanding
        from beginning of period       1,912,737     1,912,737   1,963,345      2,004,345
      Common shares issued upon:
        Issuance of common stock            -             -           -           435,153
        Stock option exercise               -            5,560      30,663        330,415
        Treasury stock acquired             -             -           -          (100,620)
                                       ---------     ---------   ---------      ---------
                                       1,912,737     1,918,297   1,994,008      2,669,293

Common stock equivalents:
  Shares issuable upon exercise
    of options and warrants            1,229,795     1,174,795   1,169,795        895,140
  Assumed repurchase of outstanding
    shares up to 20% limitation
    (based on average market
    price for the quarter)              (172,886)     (177,658)   (148,362)      (157,858)
                                       ---------     ---------   ---------      ---------
                                       1,056,909       997,137   1,021,433        737,282
                                       ---------     ---------   ---------      ---------
                                       2,969,646     2,915,434   3,015,441      3,406,575
                                       ---------     ---------   ---------      ---------
                                       ---------     ---------   ---------      ---------
Net income:

  Income before cumulative effect
    of change in accounting for
    income taxes                       $  32,960     $  66,225   $  27,077      $ 373,584
  Cumulative effect of change in
    accounting for income taxes          202,000          -           -              -
                                       ---------     ---------   ---------      ---------
  Net income                           $ 234,960     $  66,225   $  27,077      $ 373,584
                                       ---------     ---------   ---------      ---------
                                       ---------     ---------   ---------      ---------

Net income per share:
  Income before cumulative effect
    of change in accounting for
    income taxes                           $ .01         $ .02       $ .01          $ .11
  Cumulative effect of change in
    accounting for income taxes              .07          -           -              -
                                           -----         -----       -----          -----
  Net income per share                     $ .08         $ .02       $ .01          $ .11
                                           -----         -----       -----          -----
                                           -----         -----       -----          -----

                                                         YEAR ENDED
                                                      DECEMBER 31, 1993
                                                      -----------------
Net income (sum of four quarters above):
  Income before cumulative effect of
    change in accounting for income
    taxes                                                $  499,846
  Cumulative effect of change in
    accounting for income taxes                             202,000
                                                         ----------
  Net income                                             $  701,846
                                                         ----------
                                                         ----------
Weighted average number of common and
  common equivalent shares (average
  of four quarters above)                                 3,076,774
                                                         ----------
                                                         ----------
Net income per share:
  Income before cumulative effect of
    change in accounting for income
    taxes                                                      $.16
  Cumulative effect of change in
    accounting for income taxes                                 .07
                                                               ----
  Net income per share                                         $.23
                                                               ----
                                                               ----

                                                               EXHBIT 11.1
                                                               PAGE 2 OF 3


                                     EATERIES, INC.
                          COMPUTATION OF NET INCOME PER SHARE


                                                           1994 QUARTER ENDED
                                       ----------------------------------------------------
                                       MARCH 31       JUNE 30    SEPTEMBER 30   DECEMBER 31
                                       --------      ---------   ------------   ------------
Shares for net income per
  share computation:
    Weighted average shares:
      Common shares outstanding
        from beginning of period       3,608,001     3,627,192   3,628,872      3,677,268
      Common shares issued upon
        exercise of stock options         11,301          -         32,326          2,283
      Treasury stock acquired               -             -         (4,747)          -
                                       ---------     ---------   ---------      ---------
                                       3,619,302     3,627,192   3,656,451      3,679,551

Common stock equivalents:
  Shares issuable upon exercise
    of options (dilutive)                380,239       418,528     336,875        342,979
  Assumed repurchase of outstanding
    shares up to 20% limitation
    (based on average market
    price for the quarter)               (41,305)     (104,658)    (59,567)       (96,587)
                                       ---------     ---------   ---------      ---------
                                         338,934       313,870     277,308        246,392
                                       ---------     ---------   ---------      ---------
                                       3,958,236     3,941,062   3,933,759      3,925,943
                                       ---------     ---------   ---------      ---------
                                       ---------     ---------   ---------      ---------
Net income                             $  77,911     $  26,635   $ 105,906      $ 611,805
                                       ---------     ---------   ---------      ---------
                                       ---------     ---------   ---------      ---------
Net income per share                       $ .02         $ .01       $ .03          $ .16
                                           -----         -----       -----          -----
                                           -----         -----       -----          -----


                                                    YEAR ENDED
                                                DECEMBER 31, 1994
                                                -----------------
Net income per share:
  Net income (sum of four quarters
    above)                                           $822,257
                                                     --------
                                                     --------

  Weighted average number of common
    and common equivalent shares
    (average of four quarters above)                3,939,750
                                                    ---------
                                                    ---------

  Net income per share                                   $.21
                                                         ----
                                                         ----

                                                               EXHBIT 11.1
                                                               PAGE 3 OF 3

                               EATERIES, INC.
                COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                                           1995 QUARTER ENDED
                                       -----------------------------------------------------
                                       MARCH 31       JUNE 30    SEPTEMBER 30   DECEMBER 31
                                       --------      ---------   ------------   ------------
Shares for net income (loss) per
  share computation:
    Weighted average shares:
      Common shares outstanding
        from beginning of period       3,680,768     3,723,684     3,732,684     3,732,684
      Common shares issued upon
        exercise of stock options         14,830         3,000          -             -
      Common shares issued under
        employee stock purchase
        plan                                -             -             -            4,182
      Treasury shares acquired              (682)         -             -             -
                                       ---------     ---------     ---------     ----------
                                       3,694,916     3,726,684     3,732,684     3,736,866

Common stock equivalents (unless
  anti-dilutive):
  Shares issuable upon exercise
    of options (dilutive)                394,813          -             -          224,146
  Assumed repurchase of outstanding
    shares up to 20% limitation
    (based on average market
    price for the quarter)              (181,138)         -             -          (56,982)
                                       ---------     ---------     ---------     ----------
                                         213,675          -             -          167,164
                                       ---------     ---------     ---------     ----------
                                       3,908,591     3,726,684     3,732,684     3,904,030
                                       ---------     ---------     ---------     ----------
                                       ---------     ---------     ---------     ----------
Net income (loss)                      $  25,207     $ (45,071)    $(642,483)    $  848,188
                                       ---------     ---------     ---------     ----------
                                       ---------     ---------     ---------     ----------
Net income (loss) per share                $0.01        $(0.01)       $(0.17)         $0.22
                                           -----        ------        ------          -----
                                           -----        ------        ------          -----


                                                    YEAR ENDED
                                                DECEMBER 31, 1995
                                                -----------------
Net income (loss) (sum of four
  quarters above)                                  $  185,841
                                                   ----------
                                                   ----------
  Weighted average number of common
    and common equivalent shares
    (average of four quarters above)                3,817,997
                                                    ---------
                                                    ---------

  Net income per share                                  $0.05
                                                        -----
                                                        -----